Exhibit 99.1

REVOCABLE PROXY

HERALD NATIONAL BANK
SPECIAL MEETING OF SHAREHOLDERS

                            , 2011

I hereby appoint Matthew Seiden and Dr. Charles Aswad, and either of them, with power of substitution, each to be my attorneys and proxies at the Special Meeting of Shareholders of Herald National Bank (“Herald”), to be held at the main office of the Bank, located at 623 Fifth Avenue, 11th Floor, New York, New York 10022, on                            , 2011, at             :                        .m., Eastern time, and any adjournment(s) or postponement(s) thereof, and to represent and vote all of the shares of common stock and preferred stock for which I am entitled to vote, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows:

		FOR	AGAINST	ABSTAIN
1.

The ratification and confirmation of the merger agreement, dated as of June 2, 2011, as amended, by and between Herald and BankUnited, Inc., pursuant to which a wholly-owned subsidiary of BankUnited, Inc. will merge with and into Herald, with Herald continuing as the surviving entity and a wholly-owned subsidiary of BankUnited, Inc.;

		☐	☐	☐

2.	The adjournment, postponement, or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the ratification and confirmation of the merger agreement;	☐	☐	☐

3.	The approval, by non-binding, advisory vote, of certain compensation arrangements for Herald’s named executive officers in connection with the merger; and	☐	☐	☐

such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS.  IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the special meeting or at any adjournment or postponement thereof and after notification to the Secretary of Herald at the special meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of Herald at the address set forth on the Notice of Special Meeting of Common and Preferred Shareholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the special meeting.

The undersigned acknowledges receipt from Herald prior to the execution of this proxy of a Notice of Special Meeting of Common and Preferred Shareholders and the attached proxy statement/prospectus dated                   , 2011.

Dated: , 2011	☐ Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.